Exhibit 99.1
News Release

Contact:	James Gherardi Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS AND INITIATES 2025 FINANCIAL OUTLOOK
Earnings Release Highlights
•GAAP net income of $0.64 per share and Adjusted (non-GAAP) operating earnings of $0.64 per share for the fourth quarter of 2024, resulting in full-year GAAP net income of $2.45 per share and Adjusted (non-GAAP) operating earnings of $2.50 per share
•Introducing 2025 Adjusted (non-GAAP) operating earnings guidance range of $2.64-$2.74 per share
•Declaring quarterly dividend of $0.40 per share for the first quarter of 2025, implying an expected total 2025 dividend that represents an approximate 60% payout of Adjusted (non-GAAP) operating earnings per share
•Projecting to invest $38 billion of capital expenditures over the next four years, an increase of 10% versus the prior plan to support customer needs and grid reliability, resulting in expected rate base growth of 7.4% and operating EPS compounded annual growth of 5-7% from 2024 to 2028
•Updating 4-year financing plan to include $1.4 billion of additional equity to fund approximately 40% of $3.5 billion of incremental capital expenditures, in line with a balanced funding strategy and resulting in implied total annual equity needs of $700 million per year from 2025 through 2028
•All utilities sustained top quartile or better performance in reliability and safety, and all gas utilities sustained top decile performance in gas odor response
•Close to 90% of Exelon’s rate base is now covered by established mechanisms outlining cost recovery through 2026 or 2027, with final orders issued in the fourth quarter for Pepco’s multi-year rate plan in DC, PECO’s electric and gas rate cases, and ComEd’s Refiled Grid Plan

CHICAGO (Feb. 12, 2025) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2024.

"I am pleased to announce Exelon has delivered against our financial goals for the third straight year since becoming a transmission and delivery-only company, and we delivered top quartile performance across all our local energy companies, with ComEd and Pepco Holdings in the top decile," said Exelon President and Chief Executive Officer Calvin Butler. "Our commitment to our customers, grid reliability, community investment and being an economic engine in the regions we serve has positioned us as a leader
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in the energy transformation. As we celebrate Exelon's 25th anniversary in 2025, we are excited to continue our journey of innovation and excellence, ensuring that we meet and exceed the evolving needs of our customers and communities."
"Exelon's financial performance in 2024 exceeded expectations, with earnings of $0.64 per share (GAAP and non-GAAP) in the last quarter of 2024 and full-earnings of $2.45 per share on a GAAP basis and $2.50 per share on a non-GAAP basis," said Exelon Chief Financial Officer Jeanne Jones. "With growth in our four-year capital plan driven by investment needs across our regions, we continue to expect 5-7% annualized earning growth through 2028. Our focus on industry-leading operations, cost management, a broad suite of customer saving solutions, and advocacy for fair and equitable energy policies will ensure our customers are receiving premium value for the investments we make."
Fourth Quarter 2024
Exelon's GAAP net income for the fourth quarter of 2024 increased to $0.64 per share from $0.62 per share in the fourth quarter of 2023. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 increased to $0.64 per share from $0.60 per share in the fourth quarter of 2023. For the reconciliations of GAAP net income to Adjusted (non-GAAP) operating earnings, refer to the tables beginning on page 5.
GAAP net income and Adjusted (non-GAAP) operating earnings in the fourth quarter of 2024 primarily reflect:
•Higher utility earnings primarily due to distribution rates at BGE, distribution and transmission rate increases at PHI, a tax repairs deduction at PECO, lower contracting costs at PHI, lower storm costs at PECO and PHI, and a higher distribution rate base as well as a higher return on regulatory assets primarily due to an increase in asset balances at ComEd. This was partially offset by MYP reconciliation impacts at BGE; timing of distribution earnings, lower allowed ROE, the absence of a return on the pension asset within distribution earnings, and lower carrying costs related to the CMC regulatory asset at ComEd; and higher depreciation and amortization and interest expense at BGE and PHI. Note that rate increases are associated with updated recovery rates for costs and investments to serve customers.
•Lower costs at the Exelon holding company primarily due an absence of realized losses from hedging activity.

Full Year 2024

Exelon's GAAP net income for 2024 increased to $2.45 per share from $2.34 per share in 2023. Adjusted (non-GAAP) operating earnings for 2024 increased to $2.50 per share from $2.38 per share in 2023.

GAAP net income and Adjusted (non-GAAP) operating earnings for the full year 2024 primarily reflect:
•Higher utility earnings primarily due to distribution rates at BGE, distribution and transmission rate increases at PHI, less unfavorable weather at PECO, a higher return on regulatory assets primarily due to an increase in asset balances and higher transmission peak load at ComEd, lower contracting costs at PHI, a tax repairs deduction at PECO, and favorable impacts of the multi-year plan reconciliations at Pepco. This was partially offset by higher interest expense at PECO, BGE, and PHI; lower impacts of the MYP reconciliations at BGE; higher depreciation and amortization expense at PECO, BGE, and PHI; lower allowed ROE, the absence of a return on the pension asset within distribution earnings, and lower carrying costs related to the CMC regulatory asset at ComEd; and higher credit loss expense at PECO and BGE. Note that rate increases are associated with updated recovery rates for costs and investments to serve customers.
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•Higher costs at the Exelon holding company due to higher interest expense. This was partially offset by an absence of realized losses from hedging activity.

Operating Company Results1
ComEd
ComEd's fourth quarter of 2024 GAAP net income decreased to $243 million from $268 million in the fourth quarter of 2023. ComEd's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 decreased to $243 million from $269 million in the fourth quarter of 2023, primarily due to timing of distribution earnings, lower allowed distribution ROE, the absence of a return on the pension asset within distribution earnings, and lower carrying cost recovery related to the CMC regulatory asset, partially offset by higher distribution rate base, and higher return on regulatory assets primarily due to an increase in asset balances. Due to revenue decoupling, ComEd's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2024 GAAP net income increased to $195 million from $153 million in the fourth quarter of 2023. PECO's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 increased to $196 million from $154 million in the fourth quarter of 2023, primarily due to higher tax repair deductions and lower storm costs.
BGE
BGE’s fourth quarter of 2024 GAAP net income decreased to $175 million from $199 million in the fourth quarter of 2023. BGE's Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 decreased to $175 million from $199 million in the fourth quarter of 2023, primarily due to lower impacts of multi-year plans reconciliations, higher depreciation and amortization expense, and higher interest expense, partially offset by distribution rates. Due to revenue decoupling, BGE's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2024 GAAP net income increased to $138 million from $101 million in the fourth quarter of 2023. PHI’s Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 increased to $132 million from $102 million in the fourth quarter of 2023, primarily due to distribution and transmission rate increases and a decrease in contracting and storm costs, partially offset by increases depreciation and amortization and interest expense. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not intended to be affected by actual weather or customer usage patterns.

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1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.
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Initiates Annual Guidance for 2025
Exelon introduced a guidance range for 2025 Adjusted (non-GAAP) operating earnings of $2.64-$2.74 per share. There are no adjustments between 2025 projected GAAP earnings and Adjusted (non-GAAP) operating earnings currently.
Recent Developments and Fourth Quarter Highlights
•Dividend: On February 12, 2025, Exelon’s Board of Directors declared a regular quarterly dividend of $0.40 per share on Exelon’s common stock. The dividend is payable on March 14, 2025, Exelon shareholders of record as of the close of business on February 24, 2025.
•Rate Case Developments:
◦ComEd Distribution Formula Rate Reconciliation: On October 31, 2024, the Illinois Commerce Commission (ICC) issued a final order under Rider Delivery Service Pricing Reconciliation. The ICC approved a total requested revenue requirement increase of $623 million, reflecting an ROE of 9.89%. The 2024 filing reconciled the delivery service rates in effect in 2023 with the actual delivery service costs incurred in 2023.
◦ComEd Refiled Grid Plan and Multi-Year Rate Plan (MRP): On December 19, 2024, the ICC approved the Refiled Grid Plan and adjusted the approved MRP with rates effective on January 1, 2025. The final order is inclusive of rate increases of approximately $752 million in 2024, $80 million in 2025, $102 million in 2026, and $111 million in 2027, reflecting an ROE of 8.905%.
◦Pepco District of Columbia Electric Distribution Base Rate Case: On November 26, 2024, the Public Service Commission of the District of Columbia (DCPSC) approved Pepco’s multi-year plan for January 1, 2025 through December 31, 2026. The DCPSC awarded Pepco electric incremental revenue requirement increases of $99 million and $24 million for 2025 and 2026, respectively, reflecting an ROE of 9.5%.
◦PECO Pennsylvania Electric Distribution Rate Cases: On December 12, 2024 the Pennsylvania Public Utility Commission (PAPUC) issued a final order approving a $354 million increase in PECO's annual electric rates. The rate increase was resolved through a settlement agreement, which did not specify an approved ROE. The rates are effective on January 1, 2025.
◦PECO Pennsylvania Natural Gas Distribution Rate Case: On December 12, 2024 the PAPUC issued a final order approving a $78 million increase in PECO's annual natural gas rates. The rate increase was resolved through a settlement agreement, which did not specify an approved ROE. The rates are effective on January 1, 2025.
•Financing Activities:
◦There were no financing activities in the fourth quarter.

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Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) operating earnings for the fourth quarter of 2024 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP net income	$0.64	$647	$243	$195	$175	$138
Environmental costs (net of taxes of $5)	(0.01)	(12)	—	—	—	(12)
Asset retirement obligation (net of taxes of $3)	0.01	8	—	—	—	8
Cost management charge (net of taxes of $1, $0, and $1, respectively)	—	2	—	1	—	1
Income tax-related adjustments (entire amount represents tax expense)	—	(3)	—	—	—	(3)
2024 Adjusted (non-GAAP) operating earnings	$0.64	$642	$243	$196	$175	$132

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2023 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP net income	$0.62	$617	$268	$153	$199	$101
Mark-to-market impact of economic hedging activities (net of taxes of $6)	(0.02)	(17)	—	—	—	—
Separation costs (net of taxes of $1, $1, $0, $0, and $0, respectively)	—	3	1	1	1	1
2023 Adjusted (non-GAAP) operating earnings	$0.60	$603	$269	$154	$199	$102

Adjusted (non-GAAP) operating earnings for the full year of 2024 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2024 GAAP net income	$2.45	$2,460	$1,066	$551	$527	$741
Environmental costs (net of taxes of $5)	(0.01)	(13)	—	—	—	(13)
Asset retirement obligations (net of taxes of $3)	0.01	8	—	—	—	8
Change in FERC audit liability (net of taxes of $13)	0.04	42	40	—	—	—
Cost management charge (net of taxes of $4, $0, $2, $0, and $2, respectively)	0.01	13	—	5	1	6
Income tax-related adjustments (entire amount represents tax expense)	—	(3)	—	—	—	(3)
2024 Adjusted (non-GAAP) operating earnings	$2.50	$2,507	$1,106	$556	$529	$739

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Adjusted (non-GAAP) operating earnings for the full year of 2023 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2023 GAAP net income	$2.34	$2,328	$1,090	$563	$485	$590
Mark-to-market impact of economic hedging activities (net of taxes of $1)	—	(4)	—	—	—	—
Environmental costs (net of taxes of $8)	0.03	29	—	—	—	29
Asset retirement obligations (net of taxes of $1)	—	(1)	—	—	—	(1)
SEC matter loss contingency (net of taxes of $0)	0.05	46	—	—	—	—
Separation costs (net of taxes of $7, $3, $1, $1, and $2, respectively)	0.02	22	8	4	4	6
Change in FERC audit liability (net of taxes of $4)	0.01	11	11	—	—	—
Income tax-related adjustments (entire amount represents tax expense)	(0.05)	(54)	—	—	—	—
2023 Adjusted (non-GAAP) operating earnings	$2.38	$2,377	$1,108	$566	$489	$624

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Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2024 and 2023 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss fourth quarter 2024 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and the nation’s largest utility company, serving more than 10.7 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). Exelon's 20,000 employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on Twitter | X.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) operating earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) operating earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets,
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and planning and forecasting of future periods. Adjusted (non-GAAP) operating earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP net income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) operating earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 12, 2025.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; adverse impact of the activities associated with the past deferred prosecution agreement (DPA) and now-resolved SEC investigation on Exelon’s and ComEd’s reputation and relationships with legislators, regulators, and customers; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural, gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; lack of sufficient capacity to meet actual or forecasted demand or disruptions at power generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of any Registrant’s credit ratings or other failure to satisfy the credit standards in the Registrants’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) in the Registrants' most recent Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by the Registrants from time to time with the SEC.
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Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
Exelon uses its corporate website, www.exeloncorp.com, investor relations website, investors.exeloncorp.com, and social media channels to communicate with Exelon's investors and the public about the Registrants and other matters. Exelon's posts through these channels may be deemed material. Accordingly, Exelon encourages investors and others interested in the Registrants to routinely monitor these channels, in addition to following the Registrants' press releases, Securities and Exchange Commission filings and public conference calls and webcasts. The contents of Exelon's websites and social media channels are not, however, incorporated by reference into this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended December 31, 2024
Operating revenues	$1,816	$998	$1,157	$1,509	$(9)	$5,471
Operating expenses
Purchased power and fuel	538	363	423	574	1	1,899
Operating and maintenance	426	245	240	322	(49)	1,184
Depreciation and amortization	390	110	164	232	17	913
Taxes other than income taxes	89	54	91	133	10	377
Total operating expenses	1,443	772	918	1,261	(21)	4,373
Gain on sales of assets	—	—	—	(1)	—	(1)
Operating income	373	226	239	247	12	1,097
Other income and (deductions)
Interest expense, net	(126)	(62)	(56)	(97)	(126)	(467)
Other, net	27	10	10	19	—	66
Total other income and (deductions)	(99)	(52)	(46)	(78)	(126)	(401)
Income (loss) before income taxes	274	174	193	169	(114)	696
Income taxes	31	(21)	18	31	(10)	49
Net income (loss) attributable to common shareholders	$243	$195	$175	$138	$(104)	$647

Three Months Ended December 31, 2023
Operating revenues	$2,008	$917	$1,041	$1,411	$(9)	$5,368
Operating expenses
Purchased power and fuel	748	347	387	544	—	2,026
Operating and maintenance	373	217	109	336	(11)	1,024
Depreciation and amortization	358	100	167	249	16	890
Taxes other than income taxes	87	46	80	121	11	345
Total operating expenses	1,566	710	743	1,250	16	4,285
Gain on sale of assets	—	—	—	9	—	9
Operating income (loss)	442	207	298	170	(25)	1,092
Other income and (deductions)
Interest expense, net	(120)	(53)	(47)	(84)	(148)	(452)
Other, net	24	10	5	28	10	77
Total other income and (deductions)	(96)	(43)	(42)	(56)	(138)	(375)
Income (loss) before income taxes	346	164	256	114	(163)	717
Income taxes	78	11	57	13	(59)	100
Net income (loss) attributable to common shareholders	$268	$153	$199	$101	$(104)	$617

Change in net income (loss) from 2023 to 2024	$(25)	$42	$(24)	$37	$—	$30

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Twelve Months Ended December 31, 2024
Operating revenues	$8,219	$3,973	$4,426	$6,448	$(38)	$23,028
Operating expenses
Purchased power and fuel	3,042	1,477	1,651	2,513	—	8,683
Operating and maintenance	1,703	1,120	1,036	1,250	(169)	4,940
Depreciation and amortization	1,514	428	638	947	67	3,594
Taxes other than income taxes	376	218	345	528	37	1,504
Total operating expenses	6,635	3,243	3,670	5,238	(65)	18,721
Gain on sales of assets	5	4	—	(1)	4	12
Operating income	1,589	734	756	1,209	31	4,319
Other income and (deductions)
Interest expense, net	(501)	(232)	(216)	(376)	(589)	(1,914)
Other, net	94	37	36	97	(2)	262
Total other income and (deductions)	(407)	(195)	(180)	(279)	(591)	(1,652)
Income (loss) before income taxes	1,182	539	576	930	(560)	2,667
Income taxes	116	(12)	49	189	(135)	207
Net income (loss) attributable to common shareholders	$1,066	$551	$527	$741	$(425)	$2,460

Twelve Months Ended December 31, 2023
Operating revenues	$7,844	$3,894	$4,027	$6,026	$(64)	$21,727
Operating expenses
Purchased power and fuel	2,816	1,544	1,531	2,348	2	8,241
Operating and maintenance	1,450	1,003	741	1,289	76	4,559
Depreciation and amortization	1,403	397	654	990	62	3,506
Taxes other than income taxes	369	202	319	487	31	1,408
Total operating expenses	6,038	3,146	3,245	5,114	171	17,714
Gain on sales of assets	—	—	—	9	1	10
Operating income (loss)	1,806	748	782	921	(234)	4,023
Other income and (deductions)
Interest expense, net	(477)	(201)	(182)	(323)	(546)	(1,729)
Other, net	75	36	18	108	171	408
Total other income and (deductions)	(402)	(165)	(164)	(215)	(375)	(1,321)
Income (loss) before income taxes	1,404	583	618	706	(609)	2,702
Income taxes	314	20	133	116	(209)	374
Net income (loss) attributable to common shareholders	$1,090	$563	$485	$590	$(400)	$2,328

Change in net income (loss) 2023 to 2024	$(24)	$(12)	$42	$151	$(25)	$132
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$357	$445
Restricted cash and cash equivalents	541	482
Accounts receivable
Customer accounts receivable	3,144	2,659
Customer allowance for credit losses	(406)	(317)
Customer accounts receivable, net	2,738	2,342
Other accounts receivable	1,123	1,101
Other allowance for credit losses	(107)	(82)
Other accounts receivable, net	1,016	1,019
Inventories, net
Fossil fuel	72	94
Materials and supplies	781	707
Regulatory assets	1,940	2,215
Prepaid renewable energy credits	494	413
Other	445	370
Total current assets	8,384	8,087
Property, plant, and equipment, net	78,182	73,593
Deferred debits and other assets
Regulatory assets	8,710	8,698
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	4,026	3,232
Investments	290	251
Other	1,562	1,365
Total deferred debits and other assets	21,218	20,176
Total assets	$107,784	$101,856

	December 31, 2024	December 31, 2023

Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$1,859	$2,523
Long-term debt due within one year	1,453	1,403
Accounts payable	2,994	2,846
Accrued expenses	1,468	1,375
Payables to affiliates	5	5
Customer deposits	446	411
Regulatory liabilities	411	389
Mark-to-market derivative liabilities	29	74
Unamortized energy contract liabilities	5	8
Renewable energy credit obligations	429	348
Other	512	519
Total current liabilities	9,611	9,901
Long-term debt	42,947	39,692
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,793	11,956
Regulatory liabilities	10,198	9,576
Pension obligations	1,745	1,571
Non-pension postretirement benefit obligations	472	527
Asset retirement obligations	301	267
Mark-to-market derivative liabilities	103	106
Unamortized energy contract liabilities	21	27
Other	2,282	2,088
Total deferred credits and other liabilities	27,915	26,118
Total liabilities	80,863	76,101
Commitments and contingencies
Shareholders’ equity
Common stock	21,338	21,114
Treasury stock, at cost	(123)	(123)
Retained earnings	6,426	5,490
Accumulated other comprehensive loss, net	(720)	(726)
Total shareholders’ equity	26,921	25,755
Total liabilities and shareholders' equity	$107,784	$101,856

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$2,460	$2,328
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	3,596	3,506
Gain on sales of assets and businesses	(12)	(10)
Deferred income taxes and amortization of investment tax credits	128	319
Net fair value changes related to derivatives	—	22
Other non-cash operating activities	592	(335)
Changes in assets and liabilities:
Accounts receivable	(644)	(37)
Inventories	(56)	(45)
Accounts payable and accrued expenses	(37)	(191)
Collateral received (paid), net	33	(146)
Income taxes	(4)	48
Regulatory assets and liabilities, net	(50)	(439)
Pension and non-pension postretirement benefit contributions	(180)	(129)
Other assets and liabilities	(257)	(188)
Net cash flows provided by operating activities	5,569	4,703
Cash flows from investing activities
Capital expenditures	(7,097)	(7,408)
Proceeds from sales of assets and businesses	38	25
Other investing activities	17	8
Net cash flows used in investing activities	(7,042)	(7,375)
Cash flows from financing activities
Changes in short-term borrowings	(265)	(313)
Proceeds from short-term borrowings with maturities greater than 90 days	150	400
Repayments on short-term borrowings with maturities greater than 90 days	(549)	(150)
Issuance of long-term debt	4,974	5,825
Retirement of long-term debt	(1,557)	(1,713)
Issuance of common stock	148	140
Dividends paid on common stock	(1,524)	(1,433)
Proceeds from employee stock plans	43	41
Other financing activities	(109)	(114)
Net cash flows provided by financing activities	1,311	2,683
(Decrease) increase in cash, restricted cash, and cash equivalents	(162)	11
Cash, restricted cash, and cash equivalents at beginning of period	1,101	1,090
Cash, restricted cash, and cash equivalents at end of period	$939	$1,101

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2024 and 2023
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2023 GAAP net income (loss)	$0.62	$268		$153		$199		$101		$(104)	$617
Mark-to-market impact of economic hedging activities (net of taxes of $6)	(0.02)	—		—		—		—		(17)	(17)
Separation costs (net of taxes of $1, $0, $0, $0, $0, and $1, respectively) (1)	—	1		1		1		1		(1)	3
2023 Adjusted (non-GAAP) operating earnings (loss)	$0.60	$269		$154		$199		$102		$(121)	$603

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$—	$—	(b)	$5		$—	(b)	$(1)	(b)	$—	$4
Load	—	—	(b)	—		—	(b)	5	(b)	—	5
Distribution and transmission rates (2)	0.13	(9)	(c)	14	(c)	69	(c)	41	(c)	17	132
Other energy delivery (3)	0.08	49	(c)	31	(c)	(4)	(c)	2	(c)	—	78
Operating and maintenance expense (4)	(0.08)	(36)		(21)		(71)		14		30	(84)
Pension and non-pension postretirement benefits	(0.01)	(4)		(2)		—		1		(6)	(11)
Depreciation and amortization expense (5)	(0.03)	(23)		(8)		(6)		6		(2)	(33)
Interest expense and other (6)	(0.05)	(3)		23		(12)		(38)		(22)	(52)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$0.04	$(26)		$42		$(24)		$30		$17	$39

2024 GAAP net income (loss)	$0.64	$243		$195		$175		$138		$(104)	$647
Environmental costs (net of taxes of $5)	(0.01)	—		—		—		(12)		—	(12)
Asset retirement obligation (net of taxes of $3)	0.01	—		—		—		8		—	8
Cost management charge (net of taxes of $0, $1, and $1, respectively) (7)	—	—		1		—		1		—	2
Income tax-related adjustments (entire amount represents tax expense) (8)	—	—		—		—		(3)		—	(3)
2024 Adjusted (non-GAAP) operating earnings (loss)	$0.64	$243		$196		$175		$132		$(104)	$642
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2024 and 2023 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For regulatory recovery mechanisms, including transmission formula rates and riders across the utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(2)For ComEd, reflects decreased electric distribution revenues due to lower allowed electric distribution ROE and absence of a return on the pension asset, partially offset by higher rate base. For PECO, reflects increased Distribution System Improvement Charges (DSIC) revenue due to higher electric DSIC rates. For BGE, reflects increased distribution revenue due to higher rates. For PHI, reflects increased distribution and transmission revenue primarily due to higher rates. For Corporate, reflects an absence of realized losses from hedging activity.
(3)For ComEd, reflects increased electric distribution and energy efficiency revenues due to higher fully recoverable costs and higher return on regulatory assets, partially offset by lower carrying cost recovery related to the CMC regulatory asset. For PECO, reflects increased energy efficiency revenues due to required regulatory programs.
(4)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, primarily reflects an updated rate of capitalization of certain overhead costs. For PECO, reflects increased program costs related to regulatory required programs, partially offset by favorable storm costs. For BGE, primarily reflects lower impacts from the multi-year plans reconciliations, partially offset by a decrease in credit loss expense. For PHI, primarily reflects an absence of contracting costs due to the ACE employee strike and a decrease in storm costs. For Corporate, reflects a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA).
(5)Reflects ongoing capital expenditures across all utilities.
(6)For PECO, primarily reflects lower income tax expense due to an increase in tax repairs deduction. For BGE, primarily reflects an increase in interest expense. For PHI, reflects higher income tax expense due to certain EDIT benefits being fully amortized and passed through to customers, with an offsetting increase in Other energy delivery. For Corporate, reflects an absence of other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense and partially offset by a gain on open market repurchase of a portion of Exelon's Senior unsecured notes.

(7)Primarily represents severance and reorganization costs related to cost management.
(8)Reflects the adjustment to state deferred income taxes due to change in DPL's Delaware net operating loss valuation allowance.

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2024 and 2023
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2023 GAAP net income (loss)	$2.34	$1,090		$563		$485		$590		$(400)	$2,328
Mark-to-market impact of economic hedging activities (net of taxes of $1)	—	—		—		—		—		(4)	(4)
Environmental costs (net of taxes of $8)	0.03	—		—		—		29		—	29
Asset retirement obligations (net of taxes of $1)	—	—		—		—		(1)		—	(1)
SEC matter loss contingency (net of taxes of $0)	0.05	—		—		—		—		46	46
Separation costs (net of taxes of $3, $1, $1, $2, and $7, respectively) (1)	0.02	8		4		4		6		—	22
Change in FERC audit liability (net of taxes of $4)	0.01	11		—		—		—		—	11
Income tax-related adjustments (entire amount represents tax expense) (2)	(0.05)	—		—		—		—		(54)	(54)
2023 Adjusted (non-GAAP) operating earnings (loss)	$2.38	$1,108		$566		$489		$624		$(410)	$2,377

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$0.06	$—	(b)	$58		$—	(b)	$6	(b)	$—	$64
Load	0.01	—	(b)	8		—	(b)	6	(b)	—	14
Distribution and transmission rates (3)	0.37	(46)	(c)	23	(c)	237	(c)	136	(c)	21	371
Other energy delivery (4)	0.31	269	(c)	23	(c)	(24)	(c)	40	(c)	—	308
Operating and maintenance expense (5)	(0.18)	(131)		(82)		(130)		27		133	(183)
Pension and non-pension postretirement benefits	(0.02)	(17)		(5)		—		2		2	(18)
Depreciation and amortization expense (6)	(0.13)	(80)		(23)		(22)		(4)		(3)	(132)
Interest expense and other (7)	(0.29)	3		(12)		(21)		(98)		(166)	(294)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$0.12	$(2)		$(10)		$40		$115		$(13)	$130

2024 GAAP net income (loss)	$2.45	$1,066		$551		$527		$741		$(425)	$2,460
Environmental costs (net of taxes of $5)	(0.01)	—		—		—		(13)		—	(13)
Asset retirement obligations (net of taxes of $3)	0.01	—		—		—		8		—	8
Change in FERC audit liability (net of taxes of $13)	0.04	40		—		—		—		2	42
Cost management charge (net of taxes of $2, $0, $2, $0, and $4, respectively) (8)	0.01	—		5		1		6		1	13
Income tax-related adjustments (entire amount represents tax expense) (2)	—	—		—		—		(3)		—	(3)
2024 Adjusted (non-GAAP) operating earnings (loss)	$2.50	$1,106		$556		$529		$739		$(423)	$2,507
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2024 and 2023 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For regulatory recovery mechanisms, including transmission formula rates and riders across the utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense and Other, net.
(2)In 2023, reflects the adjustment to state deferred income taxes due to changes in forecasted apportionment. In 2024, reflects the adjustment to state deferred income taxes due to change in DPL's Delaware net operating loss valuation allowance.
(3)For ComEd, reflects decreased electric distribution revenues due to lower allowed electric distribution ROE and absence of a return on the pension asset, partially offset by higher rate base. For PECO, reflects increased DSIC revenue due to higher electric DSIC rates. For BGE, reflects increased distribution revenue due to higher rates. For PHI, reflects increased distribution and transmission revenue due to higher rates. For Corporate, reflects an absence of realized losses from hedging activity.
(4)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs, higher return on regulatory assets, and higher transmission peak load, partially offset by lower carrying cost recovery related to the CMC regulatory asset. For PECO, reflects increased energy efficiency revenues due to regulatory required programs. For PHI, reflects higher distribution and transmission revenues due to higher fully recoverable costs.
(5)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects an updated rate of capitalization of certain overhead costs. For PECO, primarily reflects increased credit loss expense and program costs related to regulatory required programs. For BGE, reflects lower impacts of the multi-year plans reconciliations and increased storm costs and credit loss expense. For PHI, primarily reflects an absence of contracting costs due to the ACE employee strike. For Corporate, reflects an absence of costs for DPA related matters and a decrease in Operating and maintenance expense with an offsetting decrease in other income for costs billed to Constellation for services provided by Exelon through the TSA.
(6)Reflects ongoing capital expenditures across all utilities.
(7)For PECO, primarily reflects an increase in interest expense, partially offset by lower income tax expense due to an increase in tax repairs deduction. For BGE, primarily reflects an increase in interest expense. For PHI, reflects an increase in interest expense and an increase in taxes other than income. For Corporate, reflects an increase in interest expense partially offset by a gain on open market repurchase of a portion of Exelon's Senior unsecured notes, a decrease in other income from an absence of DPA related derivative claims, and an absence of other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting decrease in Operating and maintenance expense.
(8)Primarily represents severance and reorganization costs related to cost management.

ComEd Statistics
Three Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	5,656	5,806	(2.6)%	(1.3)%	$793	$821	(3.4)%
Small commercial & industrial	6,780	6,852	(1.1)%	(2.0)%	504	494	2.0%
Large commercial & industrial	7,293	6,607	10.4%	9.1%	270	271	(0.4)%
Public authorities & electric railroads	233	233	—%	(2.0)%	16	18	(11.1)%
Other(b)	—	—	n/a	n/a	277	250	10.8%
Total electric revenues(c)	19,962	19,498	2.4%	1.9%	1,860	1,854	0.3%
Other Revenues(d)					(44)	154	(128.6)%
Total Electric Revenues					$1,816	$2,008	(9.6)%
Purchased Power					$538	$748	(28.1)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,767	1,747	2,139	1.1%	(17.4)%
Cooling Degree-Days	39	56	14	(30.4)%	178.6%

Twelve Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	27,274	26,023	4.8%	2.1%	$3,809	$3,565	6.8%
Small commercial & industrial	28,367	28,706	(1.2)%	(0.7)%	2,259	1,857	21.6%
Large commercial & industrial	27,870	26,708	4.4%	4.1%	1,145	824	39.0%
Public authorities & electric railroads	822	855	(3.9)%	(4.6)%	60	51	17.6%
Other(b)	—	—	n/a	n/a	1,080	965	11.9%
Total electric revenues(c)	84,333	82,292	2.5%	1.7%	8,353	7,262	15.0%
Other Revenues(d)					(134)	582	(123.0)%
Total Electric Revenues					$8,219	$7,844	4.8%
Purchased Power					$3,042	$2,816	8.0%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	4,795	5,014	5,968	(4.4)%	(19.7)%
Cooling Degree-Days	1,215	1,145	1,002	6.1%	21.3%

Number of Electric Customers	2024	2023
Residential	3,727,097	3,744,213
Small commercial & industrial	396,797	391,675
Large commercial & industrial	2,283	1,877
Public authorities & electric railroads	5,775	4,807
Total	4,131,952	4,142,572
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended December 31, 2024 and 2023, respectively, and $8 million and $16 million for the twelve months ended December 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,066	3,076	(0.3)%	(1.7)%	$486	$473	2.7%
Small commercial & industrial	1,807	1,751	3.2%	0.6%	140	111	26.1%
Large commercial & industrial	3,358	3,240	3.6%	2.6%	70	53	32.1%
Public authorities & electric railroads	143	142	0.7%	1.2%	8	7	14.3%
Other(b)	—	—	n/a	n/a	75	79	(5.1)%
Total electric revenues(c)	8,374	8,209	2.0%	0.5%	779	723	7.7%
Other Revenues(d)					9	(5)	(280.0)%
Total Electric Revenues					788	718	9.7%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	12,549	12,145	3.3%	(0.9)%	145	138	5.1%
Small commercial & industrial	7,164	6,801	5.3%	7.8%	51	49	4.1%
Large commercial & industrial	—	12	(100.0)%	(15.7)%	—	—	n/a
Transportation	6,109	6,259	(2.4)%	(1.5)%	8	7	14.3%
Other(f)	—	—	n/a	n/a	5	5	—%
Total natural gas revenues(g)	25,822	25,217	2.4%	1.1%	209	199	5.0%
Other Revenues(d)					1	—	n/a
Total Natural Gas Revenues					210	199	5.5%
Total Electric and Natural Gas Revenues					$998	$917	8.8%
Purchased Power and Fuel					$363	$347	4.6%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,345	1,351	1,528	(0.4)%	(12.0)%
Cooling Degree-Days	53	48	32	10.4%	65.6%

Twelve Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	13,963	13,262	5.3%	0.2%	$2,169	$2,090	3.8%
Small commercial & industrial	7,683	7,367	4.3%	1.3%	547	526	4.0%
Large commercial & industrial	13,889	13,638	1.8%	0.6%	261	249	4.8%
Public authorities & electric railroads	613	606	1.2%	1.2%	29	30	(3.3)%
Other(b)	—	—	n/a	n/a	296	298	(0.7)%
Total electric revenues(c)	36,148	34,873	3.7%	0.6%	3,302	3,193	3.4%
Other Revenues(d)					23	9	155.6%
Total Electric Revenues					3,325	3,202	3.8%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	38,328	35,842	6.9%	0.7%	445	473	(5.9)%
Small commercial & industrial	21,906	21,182	3.4%	0.1%	157	172	(8.7)%
Large commercial & industrial	17	51	(66.7)%	(11.1)%	—	1	(100.0)%
Transportation	23,357	23,741	(1.6)%	(2.6)%	28	27	3.7%
Other(f)	—	—	n/a	n/a	16	17	(5.9)%
Total natural gas revenues(g)	83,608	80,816	3.5%	(0.4)%	646	690	(6.4)%
Other Revenues(d)					2	2	—%
Total Natural Gas Revenues					648	692	(6.4)%
Total Electric and Natural Gas Revenues					$3,973	$3,894	2.0%
Purchased Power and Fuel					$1,477	$1,544	(4.3)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	3,786	3,587	4,381	5.5%	(13.6)%
Cooling Degree-Days	1,652	1,345	1,462	22.8%	13.0%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	1,533,443	1,535,927	Residential	508,224	507,197
Small commercial & industrial	155,164	156,248	Small commercial & industrial	44,846	45,001
Large commercial & industrial	3,150	3,127	Large commercial & industrial	7	9
Public authorities & electric railroads	10,708	10,417	Transportation	644	627
Total	1,702,465	1,705,719	Total	553,721	552,834
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended December 31, 2024 and 2023, respectively, and $7 million and $7 million for the twelve months ended December 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and less than $1 million for the three months ended December 31, 2024 and 2023, respectively, and $3 million and $2 million for the twelve months ended December 31, 2024 and 2023, respectively.

BGE Statistics
Three Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	2,927	2,864	2.2%	(1.9)%	$482	$457	5.5%
Small commercial & industrial	638	633	0.8%	(0.4)%	85	79	7.6%
Large commercial & industrial	3,109	3,032	2.5%	1.2%	132	116	13.8%
Public authorities & electric railroads	48	51	(5.9)%	(4.4)%	8	7	14.3%
Other(b)	—	—	n/a	n/a	112	98	14.3%
Total electric revenues(c)	6,722	6,580	2.2%	(0.4)%	819	757	8.2%
Other Revenues(d)					28	29	(3.4)%
Total Electric Revenues					847	786	7.8%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	12,156	11,769	3.3%	(5.2)%	207	163	27.0%
Small commercial & industrial	2,689	2,571	4.6%	(2.8)%	34	27	25.9%
Large commercial & industrial	10,727	11,221	(4.4)%	(7.1)%	61	43	41.9%
Other(f)	945	1,668	(43.3)%	n/a	7	10	(30.0)%
Total natural gas revenues(g)	26,517	27,229	(2.6)%	(5.7)%	309	243	27.2%
Other Revenues(d)					1	12	(91.7)%
Total Natural Gas Revenues					310	255	21.6%
Total Electric and Natural Gas Revenues					$1,157	$1,041	11.1%
Purchased Power and Fuel					$423	$387	9.3%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,544	1,395	1,629	10.7%	(5.2)%
Cooling Degree-Days	27	42	29	(35.7)%	(6.9)%

Twelve Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	12,682	12,026	5.5%	0.3%	$2,038	$1,765	15.5%
Small commercial & industrial	2,716	2,638	3.0%	0.3%	360	331	8.8%
Large commercial & industrial	13,170	12,844	2.5%	1.2%	557	528	5.5%
Public authorities & electric railroads	198	204	(2.9)%	(2.8)%	31	29	6.9%
Other(b)	—	—	n/a	n/a	414	402	3.0%
Total electric revenues(c)	28,766	27,712	3.8%	0.7%	3,400	3,055	11.3%
Other Revenues(d)					36	54	(33.3)%
Total Electric Revenues					3,436	3,109	10.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	36,645	34,724	5.5%	(3.4)%	625	568	10.0%
Small commercial & industrial	8,682	8,276	4.9%	(2.5)%	110	100	10.0%
Large commercial & industrial	39,618	40,006	(1.0)%	(3.8)%	204	161	26.7%
Other(f)	2,268	3,361	(32.5)%	n/a	18	37	(51.4)%
Total natural gas revenues(g)	87,213	86,367	1.0%	(3.5)%	957	866	10.5%
Other Revenues(d)					33	52	(36.5)%
Total Natural Gas Revenues					990	918	7.8%
Total Electric and Natural Gas Revenues					$4,426	$4,027	9.9%
Purchased Power and Fuel					$1,651	$1,531	7.8%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	3,973	3,590	4,538	10.7%	(12.5)%
Cooling Degree-Days	1,066	960	914	11.0%	16.6%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	1,216,614	1,211,889	Residential	658,776	657,823
Small commercial & industrial	115,010	115,787	Small commercial & industrial	37,874	37,993
Large commercial & industrial	13,266	13,072	Large commercial & industrial	6,369	6,309
Public authorities & electric railroads	260	261	Total	703,019	702,125
Total	1,345,150	1,341,009
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended December 31, 2024 and 2023, respectively, and $7 million and $6 million for the twelve months ended December 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended December 31, 2024 and 2023, respectively, and $3 million and $3 million for the twelve months ended December 31, 2024 and 2023.

Pepco Statistics
Three Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	1,808	1,535	17.8%	8.2%	$328	$282	16.3%
Small commercial & industrial	263	240	9.6%	6.4%	44	42	4.8%
Large commercial & industrial	3,369	3,195	5.4%	4.5%	259	249	4.0%
Public authorities & electric railroads	168	186	(9.7)%	(9.6)%	10	10	—%
Other(b)	—	—	n/a	n/a	103	70	47.1%
Total electric revenues(c)	5,608	5,156	8.8%	5.3%	744	653	13.9%
Other Revenues(d)					(24)	(3)	700.0%
Total Electric Revenues					$720	$650	10.8%
Purchased Power					$247	$224	10.3%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2022	From Normal
Heating Degree-Days	1,144	1,190	1,317	(3.9)%	(13.1)%
Cooling Degree-Days	78	72	53	8.3%	47.2%

Twelve Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather- Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	8,108	7,625	6.3%	(0.5)%	$1,413	1,236	14.3%
Small commercial & industrial	1,119	1,071	4.5%	0.9%	184	176	4.5%
Large commercial & industrial	13,904	13,494	3.0%	0.9%	1,053	1,087	(3.1)%
Public authorities & electric railroads	622	628	(1.0)%	(1.2)%	37	34	8.8%
Other(b)	—	—	n/a	n/a	327	258	26.7%
Total electric revenues(c)	23,753	22,818	4.1%	0.4%	3,014	2,791	8.0%
Other Revenues(d)					25	33	(24.2)%
Total Electric Revenues					$3,039	$2,824	7.6%
Purchased Power					$1,055	$974	8.3%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	3,150	3,030	3,700	4.0%	(14.9)%
Cooling Degree-Days	1,957	1,643	1,762	19.1%	11.1%

Number of Electric Customers	2024	2023
Residential	877,916	866,018
Small commercial & industrial	54,036	54,142
Large commercial & industrial	23,068	22,941
Public authorities & electric railroads	207	208
Total	955,227	943,309
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $4 million for the three months ended December 31, 2024 and 2023, respectively, and $7 million and $9 million for the twelve months ended December 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,183	1,139	3.9%	3.5%	$218	$201	8.5%
Small commercial & industrial	566	526	7.6%	6.4%	62	57	8.8%
Large commercial & industrial	1,007	994	1.3%	1.5%	32	28	14.3%
Public authorities & electric railroads	13	13	—%	1.2%	5	5	—%
Other(b)	—	—	n/a	n/a	72	64	12.5%
Total electric revenues(c)	2,769	2,672	3.6%	3.3%	389	355	9.6%
Other Revenues(d)					(2)	5	(140.0)%
Total Electric Revenues					387	360	7.5%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,649	2,544	4.1%	6.7%	36	34	5.9%
Small commercial & industrial	1,212	1,168	3.8%	6.6%	14	13	7.7%
Large commercial & industrial	433	420	3.1%	3.2%	1	1	—%
Transportation	1,715	1,654	3.7%	4.9%	5	5	—%
Other(g)	—	—	n/a	n/a	1	2	(50.0)%
Total natural gas revenues	6,009	5,786	3.9%	5.9%	57	55	3.6%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					57	55	3.6%
Total Electric and Natural Gas Revenues					$444	$415	7.0%
Purchased Power and Fuel					$187	$176	6.3%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,451	1,451	1,533	—%	(5.3)%
Cooling Degree-Days	23	32	35	(28.1)%	(34.3)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,480	1,540	1,638	(3.9)%	(9.6)%

Twelve Months Ended December 31, 2024 and 2023

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	5,371	5,132	4.7%	2.2%	$943	$827	14.0%
Small commercial & industrial	2,359	2,291	3.0%	1.9%	253	246	2.8%
Large commercial & industrial	4,122	4,132	(0.2)%	(0.5)%	123	126	(2.4)%
Public authorities & electric railroads	43	44	(2.3)%	(2.2)%	17	16	6.3%
Other(b)	—	—	n/a	n/a	270	250	8.0%
Total rate-regulated electric revenues(c)	11,895	11,599	2.6%	1.2%	1,606	1,465	9.6%
Other Revenues(d)					1	18	(94.4)%
Total Electric Revenues					1,607	1,483	8.4%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	7,810	7,326	6.6%	0.9%	108	122	(11.5)%
Small commercial & industrial	3,801	3,660	3.9%	(1.9)%	43	53	(18.9)%
Large commercial & industrial	1,674	1,588	5.4%	5.4%	5	4	25.0%
Transportation	6,206	6,004	3.4%	1.6%	17	16	6.3%
Other(f)	—	—	n/a	n/a	7	10	(30.0)%
Total rate-regulated natural gas revenues	19,491	18,578	4.9%	0.9%	180	205	(12.2)%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					180	205	(12.2)%
Total Electric and Natural Gas Revenues					$1,787	$1,688	5.9%
Purchased Power and Fuel					$760	$737	3.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	3,968	3,674	4,365	8.0%	(9.1)%
Cooling Degree-Days	1,279	1,291	1,316	(0.9)%	(2.8)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	4,100	3,845	4,631	6.6%	(11.5)%

Number of Electric Customers	2024	2023	Number of Natural Gas Customers	2024	2023
Residential	490,626	485,713	Residential	131,392	129,903
Small commercial & industrial	64,813	64,220	Small commercial & industrial	10,218	10,133
Large commercial & industrial	1,255	1,260	Large commercial & industrial	14	14
Public authorities & electric railroads	606	593	Transportation	162	163
Total	557,300	551,786	Total	141,786	140,213
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended December 31, 2024 and 2023, and $7 million and $8 million for the twelve months ended December 31, 2024 and 2023, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	789	892	(11.5)%	(9.5)%	$174	$182	(4.4)%
Small commercial & industrial	405	324	25.0%	25.7%	57	49	16.3%
Large commercial & industrial	819	673	21.7%	21.8%	48	43	11.6%
Public authorities & electric railroads	15	10	50.0%	34.6%	5	4	25.0%
Other(b)	—	—	n/a	n/a	73	66	10.6%
Total electric revenues(c)	2,028	1,899	6.8%	8.0%	357	344	3.8%
Other Revenues(d)					(9)	6	(250.0)%
Total Electric Revenues					$348	$350	(0.6)%
Purchased Power					$140	$144	(2.8)%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	1,483	1,485	1,547	(0.1)%	(4.1)%
Cooling Degree-Days	20	22	31	(9.1)%	(35.5)%

Twelve Months Ended December 31, 2024 and 2023

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2024	2023	% Change	Weather - Normal % Change	2024	2023	% Change
Electric Deliveries and Revenues(a)
Residential	4,022	4,013	0.2%	(3.7)%	$900	$782	15.1%
Small commercial & industrial	1,651	1,551	6.4%	4.4%	244	229	6.6%
Large commercial & industrial	3,167	3,128	1.2%	(0.1)%	196	207	(5.3)%
Public authorities & electric railroads	47	44	6.8%	7.1%	20	17	17.6%
Other(b)	—	—	n/a	n/a	280	260	7.7%
Total electric revenues(c)	8,887	8,736	1.7%	(0.9)%	1,640	1,495	9.7%
Other Revenues(d)					(12)	27	(144.4)%
Total Electric Revenues					$1,628	$1,522	7.0%
Purchased Power					$698	$637	9.6%

				% Change
Heating and Cooling Degree-Days	2024	2023	Normal	From 2023	From Normal
Heating Degree-Days	4,168	4,043	4,528	3.1%	(8.0)%
Cooling Degree-Days	1,262	1,029	1,215	22.6%	3.9%

Number of Electric Customers	2024	2023
Residential	507,483	504,919
Small commercial & industrial	62,739	62,646
Large commercial & industrial	2,843	2,909
Public authorities & electric railroads	714	727
Total	573,779	571,201
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended December 31, 2024 and 2023, respectively, and $2 million for both the twelve months ended December 31, 2024 and 2023.
(d)Includes alternative revenue programs.